EXHIBIT 10.7

                                 OMI CORPORATION
                            2001 INCENTIVE BONUS PLAN

                                    ARTICLE I

                               PURPOSE OF THE PLAN

     The purpose of the OMI Corporation 2001 Incentive Bonus Plan is to promote the short- and long-term interests of the Company by retaining select executive officers of the Company or its subsidiaries and aligning the interests of such executive officers with those of the Company's shareholders by linking such executive officers' compensation to the performance and value of the Company.


                                   ARTICLE II

                          DEFINITIONS OF CERTAIN TERMS

        As used in the Plan, the following terms shall have the following meanings:

2.1. ACTUAL EPS, for a particular Plan Year, means the EPS for such Plan Year as reported in the Company's audited annual consolidated financial statements for such Plan Year.

2.2.    BOARD means the Board of Directors of the Company.

2.3. BONUS PERCENTAGE means, for a given Plan Year, a percentage determined in accordance with Section 4.1 based upon the relationship between Actual EPS to Target EPS for such Plan Year.

2.3. CAUSE means one of (a) or (b), as applicable: (a) any misconduct, dishonesty, insubordination or other act of a Participant which is, or is intended to be, materially detrimental to the Company, or materially damaging to the Company's relationships with its customers, employees, shareholders and/or suppliers, as determined by the Committee in its discretion; or (b) if a Participant has entered into an employment agreement with the Company, "cause" as defined therein, or a material breach of such employment agreement by such Participant.

2.4. CHANGE IN CONTROL means a "change in control" with respect to the Company that would be required to be reported in response to Item 1(a) of the Company's current report on Form 8-K, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or equivalent for foreign filers; provided that, without limitation, a "Change in Control" shall be deemed to have occurred at such time as any person or group of persons, within the meaning of
        Section 13(d) or 14(d) of the Exchange Act, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of twenty percent (20%) or more of the combined voting power of the then outstanding securities of the Company (other than, in any such event, a


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        sale or other disposition to or for the benefit of any employee benefit plan (or related trust) of the Company or a subsidiary of the Company, or acquisition or offer to acquire, by or on behalf of, the Company or a subsidiary of the Company or any group comprised solely of such entities, of shares of Stock); provided, however, that a "Change in Control" shall not be deemed to have occurred if such a person or group files and maintains a Schedule 13G pursuant to Rule 13d-1 under the Exchange Act in connection with its purchase of such securities; provided further, however, that upon the filing of a Schedule 13D pursuant to such rule by such person or group in connection with such securities, there shall be deemed to be an immediate "Change in Control." The foregoing to the contrary notwithstanding, a "Change in Control" shall be deemed to have occurred if individuals who constitute the "Incumbent Board" cease for any reason to constitute at least a majority of the Board. "Incumbent Board" shall mean those individuals who constitute the Board immediately following the effective date of the Plan, or any successor or additional individual who becomes a member of the Board and whose election, or nomination for election, by the shareholders of the Company was approved by a vote of at least three-fourths of the members of the Board comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such individual was named as a nominee for member of the Board without objection to such nomination).

2.5. COMMITTEE means the Compensation Committee of the Board or such other Board committee as may be designated by the Board to administer the Plan.

2.6.    COMPANY means OMI Corporation, a Marshall Islands corporation.

2.7. DECLARED BONUS means the bonus award, if any, earned by a Participant for a particular Plan Year in accordance with the provisions of Article IV of the Plan.

2.8. EPS means the Company's and its consolidated subsidiaries' earnings per share.

2.9. GOOD REASON means one of (a) or (b), as applicable: (a) any of the following: (i) a relocation of the Company's offices (or the location of the performance of work by the Participant) beyond a fifty (50)-mile radius of New York City after a Change in Control, (ii) a material diminution of the Participant's duties, responsibilities, authorities, titles, offices and/or reporting relationships with the Company or the subsidiary employing such Participant, or (iii) a reduction of the Participant's base salary or potential incentive compensation; or (b) if a Participant has entered into an employment agreement with the Company or a subsidiary thereof, "good reason" as defined therein, or a material breach of such employment agreement by the Company or such subsidiary.

2.10. PARTICIPANT means an executive officer of the Company or subsidiary thereof designated by the Committee from time to time as a participant in the Plan with respect to any Plan Year in accordance with Article III.

2.12.   PLAN means this OMI Corporation 2001 Incentive Bonus Plan.


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2.13.   PLAN YEAR means the applicable calendar year or such other fiscal year designated by the Committee.

2.14. TARGET EPS, for a particular Plan Year, means the budgeted "Minimum," "Base," and/or "Maximum" EPS for such Plan Year, as the case may be, determined in accordance with Section 4.1.

2.15. TOTAL DISABILITY means a mental or physical impairment or incapacity rendering a Participant substantially unable to perform his or her duties to the Company or its subsidiaries for a period of longer than 180 days out of any 365-day period during the period employed by the Company or its subsidiaries, as determined by the Committee in its discretion.


                                   ARTICLE III

                          ELIGIBILITY AND PARTICIPATION

3.1 ELIGIBILITY. Executive officers of the Company or its subsidiaries shall be eligible to participate in the Plan. The Committee shall make all determinations concerning eligibility to participate in the Plan.

3.2 PARTICIPATION. Prior to the commencement of each Plan Year, the Committee shall select from eligible executive officers of the Company or its subsidiaries the Participants, if any, who shall participate in the Plan during such Plan Year. The Committee shall provide each Participant for a given Plan Year with written notice of his or her selection as a Participant prior to the commencement of such Plan Year. Notwithstanding the foregoing, in the case of the first Plan Year (calendar year 2001), the Committee shall select and notify the eligible executive officers of the Company or its subsidiaries who may become Participants as soon as practicable following the effective date of the Plan; provided, however, that in order to be entitled to become a Participant for such Plan Year, such an eligible executive officer shall first be required to provide the Committee with a written waiver of his or her right to receive the cash portion of any bonus for the 2001 calendar year pursuant to the Company's bonus plan in effect immediately prior to the effective date of the Plan.

3.3 NO RIGHT TO PARTICIPATE. The adoption of the Plan shall not be deemed to give any executive officer or other employee of the Company or its subsidiaries any right to be selected to participate in the Plan. Participation in the Plan for any given Plan Year shall not be deemed to give a Participant any right to participate in the Plan for any other Plan Year.


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                                   ARTICLE IV

                             DECLARED BONUS PAYMENT

4.1. DECLARED BONUS COMPUTATION. Not later than the time annual budgets of the Company are established for any Plan Year, the Company's [Chief Executive Officer] shall submit to the Committee recommended budgeted Minimum Target EPS, Base Target EPS and Maximum Target EPS for such Plan Year. Prior to the commencement of such Plan Year, the Committee shall establish the Minimum Target EPS, Base Target EPS and Maximum Target EPS for such Plan Year and shall communicate in writing each such Target EPS to all Participants; provided, however, that with respect to the 2001 Plan Year, each such Target EPS shall be established by the Committee prior to the effective date of the Plan and shall be communicated in writing to all Participants as soon as practicable following such effective date.

        The amount of a Participant's Declared Bonus under the Plan for a Plan Year is the product of such Participant's annual base salary, at the rate in effect as of the close of such Plan Year, multiplied by the Bonus Percentage for the applicable Plan Year determined based on the Actual EPS for such Plan Year in accordance with the following table and provisions of this Section 4.1:

           If the Actual EPS is:              Then the Bonus Percentage is:
           ---------------------              ----------------------------
        Less than Minimum Target EPS                       Zero percent (0%)
        Equal to Minimum Target EPS                        Ten percent (10%)
        Equal to Base Target EPS                  One hundred percent (100%)
        Equal to Maximum Target EPS         One hundred fifty percent (150%)
        In excess of Maximum Target EPS     One hundred fifty percent (150%)

        To the extent that the Actual EPS for a Plan Year exceeds the Minimum Target EPS and is less than the Base Target EPS for such Plan Year, the Bonus Percentage for such Plan Year shall be determined on a straight-line basis between 10% and 100% by linear interpolation. Similarly, to the extent that the Actual EPS for a Plan Year exceeds the Base Target EPS and is less than the Maximum Target EPS for such Plan Year, the Bonus Percentage for such Plan Year shall be determined on a straight-line basis between 100% and 150% by linear interpolation. In the event the Actual EPS for a Plan Year exceeds the Maximum Target EPS for such Plan Year to any extent, the Bonus Percentage for such Plan Year shall be 150%. In the event that the Actual EPS for a Plan Year is less than the Minimum Target EPS for such Plan Year, the Bonus Percentage for such Plan Year shall be 0%; provided, however that the Committee may, in its sole discretion, determine that a bonus for such Plan Year shall be paid to any one or more Participants, in such amount as the Committee, in its sole discretion, may determine.

        For the avoidance of ambiguity, any Declared Bonus for the 2001 Plan Year shall be computed in accordance with the terms of the Plan with respect to the full 2001 calendar year, without any pro-ration or adjustment on account of a partial Plan Year.


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4.2.    EXAMPLE OF CALCULATION OF A DECLARED BONUS. This example demonstrates the calculation of the Declared Bonus for a Plan Year using the following hypothetical amounts for such Plan Year:

            Minimum Target EPS                  =           $1.14
            Base Target EPS                     =           $1.25
            Maximum Target EPS                  =           $1.75
            Actual EPS                          =           $1.50
            Participant's annual base salary    =        $200,000

        Since the Actual EPS is between the Base Target EPS and the Maximum Target EPS, the Bonus Percentage is determined on a straight-line basis between 100% and 150% according to the provisions set forth in Section
        4.1. Accordingly, the Bonus Percentage is determined by multiplying the differential between 100% and 150% (50%) by a fraction, the numerator of which is the excess of the Actual EPS over the Base Target EPS and the denominator of which is the excess of the Maximum Target EPS over the Base Target EPS, and adding the result to 100%, as shown below:


                           ( (150% - 100%) x $1.50 - $1.25 )
                     100%+ (                 ------------- ) = 125%
                           (                 $1.75 - $1.25 )

        The Bonus Percentage for the Plan Year in this example is, therefore, 125%. The Bonus Percentage is multiplied by the Participant's annual base salary for such Plan Year to determine the Participant's Declared Bonus in this example, as shown below:

                           125% x $200,000 = $250,000

4.3. METHOD AND TIME OF PAYMENT. Any Declared Bonus amounts owed to Participants under the Plan shall be paid to the respective Participants in cash (by check, bank draft, money order or wire transfer) on or as soon as practicable following the date such amounts are determined, but in no event later than March 31 of the year following the Plan Year to which the applicable Declared Bonus relates. The foregoing to the contrary notwithstanding, each Participant may, from time to time, name any beneficiary or beneficiaries to whom any amount due but unpaid to such Participant under the Plan is to be paid in the case of such Participant's death. Each such beneficiary designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee or its designee during the Participant's lifetime. In the absence of any such beneficiary designation, any amounts due but remaining unpaid to a Participant at the time of the Participant's death shall be paid as designated by the Participant by will or by the laws of descent and distribution.


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                                    ARTICLE V

                    TERMINATION OF EMPLOYMENT; ADMINISTRATION

5.1. COMMITTEE DETERMINATIONS. Before any amount is paid under the Plan, the Committee shall determine the Bonus Percentage for the Plan Year, the Declared Bonuses and all other material terms of the calculation of the Declared Bonuses, and the extent to which each Participant is entitled, if at all, to such payment in accordance with the Plan.

5.2.    TERMINATION OF EMPLOYMENT.

        (a) If, at any time before the end of the applicable Plan Year, the Company terminates a Participant's employment with the Company for Cause, or a Participant ceases employment with the Company under any other circumstances, other than Total Disability, death or resignation with Good Reason, then such Participant shall be deemed to have ceased participation in the Plan and shall not be entitled to receive any payments under the Plan with respect to such Plan Year.

        (b) If, at any time before the end of the applicable Plan Year, the Company or a subsidiary thereof terminates a Participant's employment with the Company or a subsidiary for reasons other than Cause, or if a Participant ceases employment with the Company or such a subsidiary due to Total Disability, death or due to the Participant's resignation with Good Reason, then such Participant's Declared Bonus with respect to such Plan Year shall be paid at the time Declared Bonuses are otherwise payable for such Plan Year in accordance with Section 4.3, but such Participant's Declared Bonus shall be prorated based on that portion of the Participant's annual base salary payable for the portion of the applicable Plan Year that the Participant was an active employee of the Company or a subsidiary thereof.

        (c)     If, following a Change in Control:

                (i) a Participant's employment with the Company or a subsidiary thereof is terminated (regardless of whether such termination is in connection with the Change in Control; by the Company or a subsidiary thereof for Cause or without Cause; a resignation by the Participant with or without Good Reason; or otherwise), or

                (ii) the Plan is terminated without establishment by the Company or its successor or acquiror of a comparable cash bonus plan of equivalent value

                (such terminated Participant, in the case of clause (i), or all Participants in the case of clause (ii), shall be referred to as "Affected Participants"), then the Affected Participants' annual base salaries for the Plan Year during which such termination


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                of employment or termination of the Plan, as applicable, occurs
                (using the higher of an Affected Participant's rate of base salary in effect immediately prior to the termination of employment or termination of the Plan, as applicable, or in effect immediately prior to the Change in Control, and such Affected Participant's base salary, for this purpose, shall not be reduced by amounts not actually paid for any portion of the Plan Year remaining after any termination of employment) and a Bonus Percentage of 150% shall be automatically deemed to apply for purposes of determining the Affected Participants' Declared Bonus payments with respect to such Plan Year under Section 4.1, and Declared Bonuses shall be paid to the Affected Participants as soon as practicable following such termination of employment or termination of the Plan, as the case may be.

5.3. ADMINISTRATION OF THE PLAN. The Committee shall have full power and exclusive authority to interpret and administer the Plan in accordance with its terms and conditions. Notwithstanding the foregoing, in its absolute discretion, the Board may at any time and from time to time exercise any and all rights, duties and responsibilities of the Committee under the Plan, including, but not limited to, establishing procedures to be followed by the Committee. The Committee may from time to time make such decisions and adopt such rules, regulations and procedures as it may deem appropriate for implementation and administration of the Plan. In the event that the Committee decides, in its sole discretion, that it is appropriate to do so, the Committee may increase, decrease by a maximum of 20 percent, or eliminate any Participant's bonus, based on the Participant's performance or otherwise, or accelerate the timing of payment, of the bonus, if any, otherwise payable to any Participant under the Plan. The Committee shall have full discretionary authority in all matters related to the discharge of its responsibilities and exercise of its authorities under the Plan. Decisions and actions by the Committee with respect to the Plan shall be final, conclusive, and binding upon all Participants and any other persons having or claiming to have any right or interest under the Plan.


                                   ARTICLE VI

                               GENERAL PROVISIONS

6.1. PLAN UNFUNDED. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any amount under the Plan. Neither the Participants nor any other persons shall have any interest in any fund or in any specific assets of the Company by reason of participation in the Plan, nor have any rights to receive payment under the Plan except to the extent expressly provided hereunder. The interest of a Participant hereunder is unsecured and shall be subject to the claims of the general creditors of the Company. The Company shall bear all costs and expenses incurred in administering the Plan.

6.2. WITHHOLDING OF TAXES. The Company shall have the right to withhold the amount of any taxes which the Committee determines is required by law to be withheld with respect to


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        any amount due or payable under the Plan, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to or in respect of a Participant.

6.3. RIGHTS OF PARTICIPANTS AND OTHER PERSONS. No person shall have any rights or claims under the Plan except in accordance with the provisions of the Plan. Neither the establishment of the Plan nor anything contained in the Plan shall be deemed to give any Participant the right to be retained in the service of the Company or any subsidiary of the Company nor restrict in any way the right of the Company or any such subsidiary to terminate the service of any Participant at any time with or without cause.

6.4. RIGHTS PERSONAL TO EMPLOYEE. Any rights provided to a Participant under the Plan shall be personal to such Participant, may not be transferred, pledged, hypothecated, sold, alienated, or assigned, otherwise than by will or pursuant to the laws of descent or distribution, and shall not be subject to claim by a Participant's creditors or become subject to execution, garnishment or attachment, and any attempt by any person to do so shall be absolutely void and result in the immediate forfeiture of all rights under the Plan.

6.5. NOTICE. Any notice, consent or other communication relating to the Plan shall be in writing and, if to the Company, shall be delivered in person to the Company's Secretary or sent by facsimile to the Company at (203) 602-6701, attention Secretary, or sent by certified or registered mail, return receipt requested, or reputable overnight courier, prepaid, to OMI Corporation, One Station Place, Stamford Connecticut 06902,
        Attention: Secretary; and, if to a Participant, shall be sent by certified or registered mail, return receipt requested, prepaid, to such Participant at his or her last address maintained in the records of the Company.

6.6. APPLICABLE LAW. The Plan shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws provisions thereof.

6.7. CONSTRUCTION. The word "Section" herein shall refer to sections of the Plan, unless expressly indicated otherwise. Wherever any words are used in the Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.


                                   ARTICLE VII

                   EFFECTIVE DATE; AMENDMENTS AND TERMINATION

7.1 EFFECTIVE DATE. The Plan shall be adopted and approved by the Board and, following such adoption and approval, shall become effective on July 1, 2001.


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7.2     AMENDMENT AND TERMINATION. The Board may, at any time and with or without prior notice, amend, alter, suspend, or terminate the Plan, retroactively or otherwise; provided, however, that no such amendment, alteration, suspension or termination shall be made which would impair the previously accrued rights of any Participant under the Plan without his or her written consent, and, if the Plan is not terminated earlier by the Board, the Plan shall terminate and have no further force or effect on December 31, 2006, subject to full payment of all Declared Bonuses with respect to Plan Years ending on or before December 31, 2006, to the Participants entitled thereto.


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